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                                                                   Exhibit 10.30

                             OFFICE BUILDING LEASE

                           55 East Jackson Boulevard
                            Chicago, Illinois 60604

                                    Between

                               55 E. JACKSON LLC,

                                  as Landlord

                                      and

                             ASSET ACCEPTANCE, LLC

                                   as Tenant
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                               TABLE OF CONTENTS

1.   BASE RENT.

2.   ADDITIONAL RENT.

3.   OCCUPANCY.

4.   CONDITION OF PREMISES.

5.   POSSESSION.

6.   SERVICES.

7.   REPAIRS.

8.   ADDITIONS AND ALTERATIONS.

9.   COVENANT AGAINST LIENS.

10.  INSURANCE.

11.  FIRE OR CASUALTY.

12.  WAIVERS OF CLAIMS -- INDEMNIFICATION.

13.  NONWAIVER.

14.  CONDEMNATION.

15.  ASSIGNMENT AND SUBLETTING.

16.  SURRENDER OF POSSESSION.

17.  HOLDING OVER.

18.  ESTOPPEL CERTIFICATE.

19.  SUBORDINATION.

20.  CERTAIN RIGHTS RESERVED BY LANDLORD.

21.  RULES AND REGULATIONS.

22.  LANDLORD'S REMEDIES.

23.  EXPENSES OF ENFORCEMENT.

24.  MISCELLANEOUS.

25.  WAIVER OF NOTICE.

26.  NOTICES.

27.  SECURITY DEPOSIT.

28.  REAL ESTATE BROKER.

29.  COVENANT OF QUIET ENJOYMENT.

30.  CORPORATE GUARANTY.

31.  RIGHT OF SECOND REFUSAL.

32.  OPTION TO RENEW.

33.  PARKING.

33.  WAIVER OF JURY TRIAL AND COUNTERCLAIM.

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                                   [FLOOR PLAN]
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                             OFFICE BUILDING LEASE

     THIS LEASE is made as of the 25th day of April, 2005 by and between 55
E. JACKSON LLC, an Illinois limited liability company, ("Landlord") and ASSET ACCEPTANCE, LLC, a Delaware limited liability company, ("Tenant").

     Landlord hereby leases to Tenant and Tenant hereby accepts the premises (the "Premises") designated on the plan attached hereto as Exhibit "A", comprised of approximately 20,905 rentable square feet known as Suite 1600 in the building (the "Building") located on the Land (the "Land") known as 55
East Jackson Boulevard, Chicago, Illinois 60604, for the term of seven (7) years commencing ten (10) days after substantial completion of Landlord's Work (hereinafter defined, on or about the 1st day of July, 2005, the "Commencement Date") and terminating on the last day of the eighty-fourth (84th) full Lease month thereafter (on or about the 30th day of June, 2012, the "Expiration Date"), both dates inclusive (the "Term"), unless extended or sooner terminated as provided herein.

     In consideration thereof, Landlord and Tenant covenant and agree as follows:

     1. BASE RENT. Tenant shall pay to Landlord at the office of Landlord or at such other place as Landlord may designate the monthly Base Rent as follows:

                    PERIOD                                   MONTHLY BASE RENT
                    ------                                   -----------------

         Commencement Date through 12th Lease Month              $34,406.00
         13th Lease Month through 24th Lease Month               $35,438.00
         25th Lease Month through 36th Lease Month               $36,501.00
         37th Lease Month through 48th Lease Month               $37,597.00
         49th Lease Month through 60th Lease Month               $38,724.00
         61st Lease Month through 72nd Lease Month               $39,886.00
         73rd Lease Month through Expiration Date                $41,083.00

     Each monthly Base Rent payment shall be made in advance on the first day of each and every month during the Term, without any set-off or deduction whatsoever. If the Term commences other than on the first day of a month or ends other than on the last day of the month, the Base Rent for such month shall be prorated, and the prorated rent for the portion of the month in which the Term commences shall be paid at the time of execution of this Lease.

     Notwithstanding anything to the contrary contained herein, so long as Tenant is not in material economic default under any of the terms, conditions or obligations of this Lease, monthly Base Rent shall abate for the first three
(3) full calendar months of the Term.

     2. ADDITIONAL RENT. All amounts required or provided to be paid by Tenant under this Lease in addition to base rent shall be deemed rent, and the failure to pay the same shall be treated in all events as the failure to pay rent. Tenant hereby agrees to pay the following amounts as Additional Rent to
Landlord:

          (a) TAXES. Landlord shall pay all real estate taxes and assessments, both general and special, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift or any other taxes imposed upon or measured by the Landlord's income or profits, unless the same shall be imposed in lieu of real estate or other ad valorem taxes) which may now or hereafter be levied, assessed or imposed against the Building or the Land or both during the term of this Lease (collectively, the "Taxes"). Taxes shall also include the amount of
     (i) any gross receipts tax, sales tax or similar tax (but excluding therefrom any income tax) payable, or which will be payable by Landlord, by reason of the receipt of the monthly base rent and adjustments thereto;
     (ii) any other tax, assessment, levy, imposition or charge or any part thereof imposed upon Landlord in place of or partly in place of any of the foregoing Taxes and measured by or based in whole or in part upon the Land or the Building or the rents or other income therefrom to the extent that they are so measured or based (but only to the extent that such items would be payable if the Land or the Building were the only property of Landlord subject thereto and the income received by Landlord from the Land or Buildings were the only income of Landlord); and (iii) any personal property taxes (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Land or the Building or the operation thereof. Tenant shall pay to Landlord as Additional Rent for Taxes an amount equal to Tenant's Proportionate Share (as defined below) of the Taxes which are in excess of the Taxes paid in the Base Year of 2005. If the
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calendar year is only partially within the Term, the payment to be made by
Tenant shall be proportionately reduced. The obligation of Tenant to make this payment shall survive the expiration or other termination of the Lease.

     The tax and assessment bills used in calculating Tenant's obligation for Additional Rent for Taxes in each calendar year shall be those which become due for payment during such calendar year, without regard to the period for which the tax assessment is levied or assessed and without regard to whether or not the Lease was in existence during such period. If, however, there is a change in the time payment of taxes during the term of the Lease which would result in Tenant paying taxes allocable to a period longer or shorter than the term of the Lease, the tax payments for the last calendar year shall be equitably adjusted so that the period for which the Tenant pays taxes is of the same duration as the term of the Lease (although it may not be the same period of time).

     If special assessments or other special taxes payable in installments are levied against the Premises, Landlord may pay assessments or taxes in installments, and if so paid, all interest payments (with respect to such installment only) shall be considered part of the assessment for the purposes of this provision.

     If the Landlord contests the amount of any taxes or assessments, the attorneys fees and expenses incurred in conducting such a contest, not to exceed any resultant savings therefrom, shall be considered a part of the tax payment for the purposes of this provision. If the result of such a contest is to defer the time of payment of taxes to a later date or to obligate the Landlord to pay any additional taxes or assessments in the year in which the tax or assessment was originally due, Taxes shall be recalculated and Tenant shall pay the additional amount due. If such a contest results in a refund to Landlord at a later date, the additional rent for taxes and assessments for the year in which the tax or assessments was originally due shall be recalculated, and Landlord shall pay Tenant its share of the refund.

     Tenant shall have the right to examine the tax and assessment bills on written request.

     (b) OPERATING EXPENSES. Tenant shall pay to Landlord as Additional Rent for Operating Expenses, an amount equal to Tenant's Proportionate Share of the Operating Expenses (as hereinafter defined) which are in excess of the Operating Expenses incurred in the Base Year of 2005. If the calendar year is only partially within the Term, the payment to be made by Tenant shall be proportionately reduced. The obligation of Tenant to make this payment shall survive the expiration or other termination of the Lease.

     For purposes of this Paragraph 2(b), the term "Operating Expenses" shall mean and include all expenses, costs, fees and disbursements paid or incurred (determined for each year on an accrual basis) by or on behalf of Landlord for owning, managing, operating, maintaining and repairing the Building and the Land and the personal property used in conjunction therewith (collectively, the "Project"), including (without limitation) the cost of electricity serving common Building areas, all costs, charges and expenses incurred by Landlord in connection with any change of any company or method of providing to the Building electricity or Chilled Water or any other utility service or the like, including, without limitation, maintenance, repair, installation, and service costs associated therewith, steam, water, gas, fuel, heating, lighting, air-conditioning, window cleaning, common area janitorial service, insurance, including but not limited to fire, extended coverage liability, workmen's compensation, elevator, or any other insurance applicable to the Project carried by the Landlord or required by the Landlord's lender, if any, painting, uniforms, management fees, costs of operating an on-site management office, rent, ground rental payments, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, administration, maintenance and repair of the Project and fringe benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, administration, maintenance and repair of the Project, the charges of any independent contractor who under contract with the Landlord or its representatives, does any of the work of operating, maintaining or repairing of the Project, legal and accounting expenses, or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles respecting similar office/warehouse buildings in the Chicago metropolitan area would be considered as an expense of owning, managing, operating, maintaining or repairing the Project. Operating Expenses shall not include cost or other items included within the meaning of the term Taxes, costs of alterations of the premises of tenants of the Building, depreciation charges, interest and principal payments on mortgages, real estate brokerage and leasing commissions, except as hereinafter provided. Operating Expenses shall include

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     depreciation, interest and other acquisition costs and any after cost incurred with respect to machinery, equipment, systems, property, facilities, or capital improvements or repairs first made, installed in or upon used in connection with the Building after the date of this Lease which are intended to reduce Operating Expenses or which are required under any governmental laws, regulations, or ordinances and which were not required for the Building at the time it was constructed, amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized cost of such improvement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred).

          Notwithstanding anything to the contrary contained herein, and during the first (1st) four (4) years of the Term only, those Operating Expenses which are controllable by Landlord, which are used in part to compute the portion of Tenant's Additional Rent therefor, shall not increase by more than four percent (4%) (the "Cap Percentage") from one year to the following year provided, however, if for any one year to the following year the increase is less than the Cap Percentage, then the difference may be applied to any future increase(s) from one year to the next year such that the cap applicable to that future year-to-year increase(s) in Operating Expenses may be higher than the Cap Percentage and, further, the amount of Operating Expenses that falls outside the Cap Percentage for a year may be included in the unused portion of a future year's Cap Percentage.

          If the Building is not fully occupied during all or any portion of any calendar year during the Term, Landlord may elect, on a consistent basis, to make an appropriate adjustment of variable Operating Expenses for such year (including the Base Year), employing sound management principles, to determine the amount of variable Operating Expenses that would have been paid or incurred by the Landlord had the Building been fully occupied and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such calendar year (including the Base
     Year). Landlord shall keep or cause to be kept records showing the Operating Expenses for each calendar year, and Tenant may examine these records upon written request only within six (6) months of the expiration of the subject calendar year.

          (c) ELECTRICITY, A/C USAGE FEES. Tenant shall pay to Landlord as Additional Rent for central air conditioning usage (chilled water), as set forth in Paragraph 6A(a) hereinbelow, an A/C Usage Fee based on proportionate share of service provided thereby.

          (d) PAYMENT OF ADDITIONAL RENT. Landlord shall from time to time deliver to Tenant a written notice or notices ("Projection Notice") setting forth Landlord's reasonable estimates, forecasts or projections (collectively, the "Projections") of Taxes and Operating Expenses with respect to the current calendar year. On or before the first day of the next calendar month following Landlord's service of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord on account one-twelfth (1/12) of the amount of Tenant's Proportionate Share of the Projections as shown in the Projection Notice. Following the end of each calendar year and after Landlord shall have determined the actual amount of Taxes and Operating Expenses for such calendar year, Landlord shall notify Tenant in writing of Tenant's Proportionate Share of such Taxes and Operating Expenses. If Tenant's Proportionate Share of such Taxes and Operating Expenses exceeds the respective amounts paid for such calendar year by Tenant, Tenant shall, within thirty (30) days after the date of Landlord's notice pay to Landlord an amount equal to such excess. If the said amounts paid for such calendar year by Tenant exceed Tenant's Proportionate Share of such Taxes and Operating Expenses, then Landlord shall credit such excess to Rent payable after the date of Landlord's notice until such excess has been exhausted. If this Lease shall expire prior to full application of such excess, Landlord shall pay to Tenant the balance not theretofore applied against Rent and not reasonably required for payment of Additional Rent for the calendar year in which the Lease expires. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or to pay to Tenant by reason of this Section.

          (e) GROSS RENTABLE AREA. The parties agree that the present gross rentable area of the Building is 434,169 square feet and of the Premises is 20,905 rentable square feet and that Tenant's Proportionate Share for purposes of Additional Rent is 4.815%. If there is any physical change to the Building or the Premises which causes the gross rentable area to change, Landlord shall give Tenant prompt notice thereof, and Landlord shall adjust the figures appropriately, and the additional rents payable thereafter shall be appropriately prorated to reflect the change in gross rentable area.

     3. OCCUPANCY. Tenant shall use and occupy the Premises for general office purposes and no other purpose.



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     4. CONDITION OF PREMISES. (a) The Tenant's taking possession shall be conclusive evidence that the Premises and the Building were in good order and satisfactory condition when the Tenant took possession, and Tenant, having examined the Premises, accepts same in "AS-IS" condition. No promise of the Landlord to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by the Landlord to the Tenant other than as are contained in the Workletter attached hereto.

     (b) Presence of ACM. Tenant hereby acknowledges that Landlord has notified Tenant of the presence of asbestos containing materials ("ACM") in the Building. Tenant further acknowledges that Landlord has made or will make available, upon Tenant's written request, copies of all air sampling reports and analyses generated during the Lease Term.

     Landlord represents and agrees as follows:

          (i) Landlord and Tenant acknowledge that there is ACM existing on (a) the structural steel supports, (b) underside of deck, and (c) fitting for some pipes, all of which are above the ceiling of the Premises.

          All information in Landlord's possession or control relating to any release of asbestos into the environment from or onto the Premises, the Building or the Property including, without limitation, all sampling data, environmental studies or reports, environmental site assessments and historical use reviews, shall be made available to Tenant for Tenant's review in the Building, upon five business days prior written request by Tenant.

          (ii) Landlord shall require each of its employees, agents, contractors, subcontractors, tenants, subtenants, or any other party over whom Landlord has supervision or control or right of the same to comply with all applicable environmental laws and regulations.

          (iii) Landlord shall give prompt notice to Tenant of: (a) any preceeding or inquiry by any governmental authority with respect to the presence of ACM on the Premises or the Building (or off-site of the Premises that might affect the Premises) or related to any loss or injury that might result from any ACM located on or in the Premises, the Building or the Property; (b) all claims made or threatened by any third party against Landlord or the Premises, the Building or the Property relating to any loss or injury resulting from any ACM located on or in the Premises, the Building or the Property; and (c) Landlord's discovery of any occurrence or condition on the Premises, the Building or the Property (or off-site of the Premises that might affect the Premises) that could cause the Premises or any part thereof, to be subject to any restriction on occupancy or use of the Premises under any environmental law or regulation.

          (iv) If any ACM is released or discovered in or on the Premises, the Building or the Property, Landlord, at Landlord's expense, shall in a manner that complies with all applicable laws, rules, regulations and policies of any governmental body with jurisdiction over the same, remove, transport, dispose of, such ACM, encapsulate, manage in place, monitor or maintain such substances and perform all remediation, monitoring, and/or cleanup necessary or advisable to remediate any damage to property or the environment as a result of the presence of such ACM, all in accordance with the O&M Program then in effect and all environmental laws and regulations, provided, however, that if any ACM is deposited, released, stored, disposed of, or on the Premises, Building or Property due to the act or neglect of Tenant or Tenant's employees, agents, licensees or contractors, such remediation, monitoring and/or cleanup shall be at the Tenant's expense. Landlord shall use its best efforts to minimize direct and indirect impact on Tenant during all activities related to remediation.

     5. POSSESSION. The Premises shall be ready for occupancy by Tenant upon the commencement of the Term. In the event the Premises shall not be completed and ready for occupancy on the date fixed for the commencement of the Term or in the event Landlord is unable to deliver possession on such date by reason of the holding over or retention of possession by any tenant or occupant, this Lease shall nevertheless continue in force and effect but Rent (including Additional
Rent) shall abate in full until the Premises are ready for occupancy or until the Landlord is able to deliver possession, as the case may be, and Landlord shall have no other liability whatsoever on account thereof; provided, however, there shall be no abatement of Rent if the Premises are not ready for occupancy because of the failure to complete the installation of special equipment, fixtures or materials ordered by Tenant, or because of any delays resulting from Tenant's failure to approve or submit plans and specifications timely in accordance with the Workletter attached hereto or other written agreement or resulting from changes or additions to Tenant's plans and specifications after the initial submission hereof. The Premises shall not be deemed incomplete or not ready for occupancy if only insubstantial details of construction, decoration or mechanical adjustments remain to be done. Except as otherwise agreed upon in writing, the determination of Landlord's architect shall be final and conclusive on both

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Landlord and Tenant as to whether the Premises are completed and ready for occupancy. If Tenant shall take possession of any part of the Premises prior to the date fixed above as the first day of the Term (which Tenant may not do without Landlord's prior written consent), all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such part of the Premises as if the first day of the Term has been fixed as the date when Tenant entered such possession and Tenant shall pay to Landlord rent for the period of such occupancy prior to the first day of the Term of this Lease at the rate of the annual Base Rent set forth in Paragraph 1 hereof for the portion of the Premises so occupied.

     6.A. SERVICES.

          (a) Utilities: Landlord shall furnish the Premises with heating and air-conditioning reasonably required for the comfortable occupation of the premises during normal business hours (8:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturday). Electricity for all receptacles on the Premises, all lighting on the Premises, air-conditioning and air handling equipment and ventilation shall be provided by Landlord. Landlord shall furnish and install a separate electric meter (as part of Landlord's Work) servicing the Premises and Tenant shall be billed directly by such utility. Tenant agrees to pay each bill promptly in accordance with its terms. Tenant shall pay to Landlord, pursuant to Section 2 of this Lease, as and for "Additional Rent," Tenant's share of the cost of operating any supplemental air-conditioning unit based upon Tenant's estimated use of chilled water (the "A/C Usage Fee"). The A/C Usage Fee shall be due and payable by the Tenant to the Landlord on the first day of each calendar month during the Term at the place and to the party designated by the Landlord for the payment of Base Rent. Landlord specifically reserves the right to adjust the A/C Usage Fee based on actual usage and/or utility company rate adjustments.

          If Tenant requires electricity for equipment and accessories not normal to office usage, Tenant shall procure electricity for such equipment and accessories, at Tenant's expense, from the local public utility company servicing the Building. Tenant shall pay for the cost of installing any additional required meters.

          (b) City water, at Landlord's expense, for drinking, lavatory and toilet purposes.

          (c) Landlord shall provide the following services on all days during the Term, excepting Sundays and holidays, unless otherwise stated:

               (i) Janitor services five (5) days per week in and about the Premises, comparable to the standard janitor service furnished by other office buildings in the Chicago metropolitan area.

              (ii) Window washing of all exterior windows in the Premises at intervals to be determined by Landlord.

             (iii) Reasonably adequate operatorless passenger elevator service at all times.

              (iv) Snow removal service for walks within a reasonable time after a snowfall.

          (d)  Tenant shall have access to the Premises at all times.

          (e) Landlord does not covenant that any of the services or utilities to be provided by Landlord pursuant to this Lease will be free from failures or delays caused by repairs, renewals, improvements, changes of service, alterations, work stoppages, labor controversies, accidents, inability to obtain fuel, electricity, water supplies or other causes beyond the reasonable control of Landlord. Tenant agrees that Landlord shall not be liable in damages, by abatement of rent or otherwise, for failure to furnish or delay in furnishing any service when such failure or delay is occasioned, in whole or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any cause beyond the reasonable control of Landlord; and such failures or delays shall never be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve the Tenant from paying rent or performing any of its obligations under the Lease and Tenant hereby waives and releases all claims which it may at any time hereafter have against Landlord related to any such failure or delay.

          (f) All charges for services for which Tenant is required to pay hereunder shall be due and payable at the same time as the installment of rent with which they are billed, or, if billed separately, shall be due and payable within ten (10) days after such billing. If Tenant shall fail


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        to make payment for any such services, Landlord may, without notice to
        Tenant, discontinue any or all of such services and such discontinuance shall not be deemed to constitute an eviction or a disturbance of the Tenant's use and possession of the Premises or relieve Tenant from paying rent or performing any of its other obligations under this Lease.

       B. UTILITY DEREGULATION:

          (a) Landlord Controls Selection. Commonwealth Edison ("Electric Service Provider") is the utility company currently providing electricity service for the Building. Chilled water for the Building's and the Premises' air conditioning system ("Chilled Water") may currently be provided via the Building's own chiller system and chilling tower. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right, at Landlord's sole option, at any time and from time to time during the Term to either contract for electric service and/or Chilled Water from a new or different company or companies providing electric service and/or Chilled Water (each such company shall hereinafter be referred to as an "Alternate Service Provider") or continue to either contract for service from the Electric Service Provider or maintain the Building's own chiller system and chilling tower to provide Chilled Water to the Building.

          (b) Tenant Shall Give Landlord Access. Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's water lines, electric lines, feeders, risers, wiring, and any other machinery or service apparatus within the Premises.

          (c) Landlord Not Responsible for Interruption of Service. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, defect, interruption or delay in the supply or character of the electric energy and/or the Chilled Water furnished to the Premises or the Building, or if the quantity or character of the electric energy or Chilled Water supplied by the electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

     7. REPAIRS. Subject to Paragraph 8 hereof, Tenant will at Tenant's own expense, keep the Premises in good order, repair and condition during the Term, and Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances with fixtures or appurtenances of substantially the same grade, make and quality, under the supervision and subject to the approval of the Landlord, and within any reasonable period of time specified by the Landlord. Tenant's obligation for repairs shall not include any obligation to make structural repairs, including the walls, roof, floors and internal pipes, conduits, ducts, lines, wires, drains and flues and all other facilities for plumbing, electricity, heating, and air conditioning, unless such repairs are caused by the negligence of Tenant. If the Tenant does not make his required repairs and replacements, Landlord may, but need not, do so, and Tenant shall pay Landlord the cost thereof forthwith upon being billed for same.

     Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions, including, without limitation, conduits, ducts, internal pipes, lines, wires, drains and flues and all other facilities for plumbing, electricity, heating and air conditioning, as Landlord shall desire or deem necessary to the Premises or to the Building or to any equipment located in the Building or as Landlord may be required to do by government authority or court order or decree.

     8. ADDITIONS AND ALTERATIONS. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, make any alterations, improvements or additions to the Premises. Landlord need not give any such consent but if Landlord does, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitations, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work and insurance against liabilities which may arise out of such work, as determined by Landlord. Tenant shall perform all such work in compliance with (i) all laws, ordinances, regulations or requirements of any governmental entity or authority concerning or regulating the handling or removal of ACM; and (ii) any Asbestos Operations and Maintenance Program Manual (O&M Program) then if effect, and hereby covenants and agrees to comply with the O&M Program, as amended from time to time, to the extent applicable to Tenant or to the Premises. The work necessary to make any alterations, improvements or additions to the Premises shall be done at Tenant's hiring contractors. Tenant shall promptly pay to Landlord or to Tenant's contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof, and upon completion deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall indemnify, defend and hold Landlord and the Land and Building harmless from all costs, damages, liens, liabilities, and expenses related to its Additions and Alterations including without limitation, liabilities arising from Tenant's failure to comply with the O&M Program and any authority concerning ACM handling and removal, including attorney's fees.

     All work done by Tenant or its contractors pursuant to this Paragraph 8 or pursuant to Paragraph 7 hereof shall be done in first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies. All required permits shall be obtained by Tenant at Tenant's expense.

     If Tenant desires signal communications, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with prior written consent and under direction of Landlord and subject to the terms and conditions of the first paragraph of this Paragraph 8 hereof or of Paragraph 8A below.

     All alterations, improvements, additions and wiring or cabling to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this Lease by lapse of time or otherwise and shall, unless Landlord requests their removal (in which case Tenant shall remove the same as provided in Paragraph 16), be relinquished to Landlord in good condition, ordinary wear excepted.

     Tenant shall not affix or install any wall treatments or wall coverings, of any type or nature (other than paint), within the Premises, without Landlord's prior written consent.

     8.A. RISERS, CABLING AND CONNECTIONS.

     (a) As used herein, the term "Telecommunications Infrastructure" shall mean the Building's existing cables, conduits, inner ducts, connecting hardware, network point of presence ("Netpop") room, pathways and spaces, and risers and riser closets, all comprising the existing telecommunications infrastructure in the Building.

     (b) (i) During the Term of this Lease, and provided Tenant is not in default hereunder, Tenant shall be permitted use of the Telecommunications Infrastructure to extend circuits from the Netpop, through the Building's telecommunication riser (if more than one, the one selected by Landlord), to the riser closet of the floors of the Premises ("Floor Riser Closet") to serve the Premises. Same shall be done at Tenant's sole cost and responsibility, and only through, and pursuant to a separate agreement between Tenant and, the telecommunications management company then engaged by Landlord to service the Telecommunications Infrastructure.

     (ii) No promise or representation is made from Landlord to Tenant that, at the time of execution of the Lease, any type of wiring, cabling, circuits or feeds will be in place extending from the said Floor Riser Closet to the Premises. Any such extension of wiring, cable, circuits, feed or the like from the Floor Riser Closet to the Premises desired by Tenant for its initial "build-out" of the Premises or thereafter shall be at the sole cost and responsibility of Tenant. All services and materials for such extension shall be provided only through, and pursuant to a separate agreement between Tenant and, the telecommunications management company then engaged by Landlord to service the Telecommunications Infrastructure.

     (c) In the event Tenant desires to not utilize any of the existing components of the Telecommunications Infrastructure and to instead furnish and install its own direct feed through a Building riser into the Netpop, same shall be done (i) at Tenant's sole cost and expense, and after first obtaining any and all necessary permits therefor, (ii) pursuant to plans and specifications first approved by Landlord; and (iii) only through, and pursuant to a separate agreement between Tenant and the telecommunications management company then engaged by Landlord to service the Telecommunications Infrastructure.

     (d) Tenant hereby releases Landlord from any and all claims Tenant may hereafter have related to any acts or omissions of any telecommunications management company servicing the Telecommunications Infrastructure, and pursuant to its separate agreements, if any, with Tenant per subparagraphs (b)(i),
(b)(ii) and (c) above.

     9. COVENANT AGAINST LIENS. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Land, Building or Premises, or to Tenant's interests in the Premises or under this Lease. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and in case of any such lien attaching, Tenant covenants and agrees immediately to cause it to be released and removed of record or bonded in manner satisfactory to Landlord.

     10. INSURANCE. Landlord and Tenant each agree to have all fire and extended coverage and other property damage insurance which it carries with respect to the Building or Premises or to the property located in the Premises endorsed with a clause which reads substantially as follows: "This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all rights of recovery against any party for loss occurring to the property described herein." Landlord and Tenant each hereby waive all claims for recovery from the other for any loss or damage to the Building or Premises or to the contracts thereof which is insured under valid and collectible insurance policies, or should have been insured pursuant to this Section 10.

     Tenant shall carry the following insurance in companies satisfactory to
Landlord:

          (a) Comprehensive general liability insurance during the entire term hereof covering both Tenant and Landlord as insureds with terms and in companies satisfactory to Landlord with limits of not less than One Million ($1,000,000) Dollars combined single limit per occurrence for Personal Injury, Death and Property Damage or in such other amounts as Landlord shall reasonably require.

          (b) Insurance against all risks (including sprinkler leakage, if applicable), for the full replacement cost of all additions, improvements and alterations to the Premises (except to the extent the same are included within the definition of "Work", but not "Additional Work", in the Workletter attached hereto), and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises.

     Tenant shall, prior to the commencement of the Term (or within ten (10) days after written notice from Landlord to Tenant in the case of additional coverage or increased amounts of coverage), furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or cancelled without at least thirty (30) days' prior written notice to Landlord and Tenant.

     Tenant shall comply with all applicable laws and ordinances (including, but not limited to environmental laws), all orders and decrees of court and all requirements of other governmental authority, and shall not directly or indirectly make any use of the Premises, or use, store or dispose of within the Premises or the Building materials, which may thereby be prohibited or not be approved by any appropriate governmental agency or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage.

     If Tenant does not take out the Insurance required pursuant to this Paragraph 10 or keep the same in full force and effect, Landlord may, but shall not be obligated to take out the necessary insurance and pay the premium therefore, and Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

     In no event shall Tenant permit in the Premises flammables such as gasoline, turpentine, kerosene, naphtha and benzene, or explosives or any other article of intrinsically dangerous nature, and in no event shall Tenant, its agents, employees or invitees bring any such flammables or other articles into the Building. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance coverage is jeopardized or insurance premiums are increased, Landlord shall have the option either to terminate this Lease or to require Tenant to make immediate payment of the increased insurance premium.

     Tenant shall not bring, keep discharge or release or permit to be brought, kept discharged or released, in or from the Premises of the Building any toxic or hazardous substance, material or waste or any other contaminant or pollutant other than non-reportable quantities of such substances when found in commonly used household cleansers, office supplies and general office equipment (collectively, "Hazardous Materials"), and any Hazardous Materials shall be used, kept, stored and disposed of in strict accordance with all applicable federal, state and local laws. Tenant shall comply with all applicable federal, state and local laws. Tenant shall comply with all applicable federal, state and local reporting and disclosure requirements, with respect to Hazardous Materials, applicable to its business operations in the Premises. Upon the written request of Landlord, Tenant shall provide periodic written reports of the type and quantities of any and all types of substances, materials, waste and contaminants (whether or not believed by Tenant to be Hazardous Materials) used, stored or being disposed of by Tenant in or from the Premises. If Landlord in good faith determines that any of such substances create a risk to the health and safety of Tenant's employees and invitees or to any other tenant or invitee of the Building, Tenant shall, upon demand by Landlord, take such remedial action, at the sole cost and expense of Tenant (including, without limitation, removal in a safe and lawful manner of any Hazardous Materials from the Premises), as Landlord deems necessary or advisable or as is required by applicable law.

     11. FIRE OR CASUALTY. If the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises untenantable, then Landlord shall repair and restore the same with reasonable promptness. If any such damage renders all or a substantial portion of the Premises or of the Building, untenantable, Landlord shall with reasonable promptness after the occurrence of such damage estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall by notice advise Tenant of such estimate. If such estimate is that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then Landlord shall have the right to terminate this Lease as of the date of such damage upon giving notice to Tenant at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing such estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. Notwithstanding anything to the contrary herein set forth, Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, in the event such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days.

     Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Paragraph 11 to repair or restore any portion of the alterations, additions or improvements in the Premises or the decoration thereto except to the extent that such alterations, additions, improvements and decoration are included within the definition of "Work" (but not "Additional Work") in the Workletter attached hereto or otherwise agreed upon in writing by the parties. If Tenant wants any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's expense subject to all the provisions of Paragraph 7 and 8 hereof.

     In the event any such damage not caused by act of neglect of Tenant, its agents or servants, renders the Premises untenantable and if this Lease shall not be cancelled and terminated by reason of such damage, then the rent (including Base Rent and Additional Rent) shall abate during the period beginning with the date of such damage and ending with the date when the Premises are again rendered tenantable. Such abatement shall be in an amount bearing the same ratio of the total amount of rent for such period as the untenantable portion of the Premises from time to time bears to the entire Premises.

     12. WAIVERS OF CLAIMS - INDEMNIFICATION. Tenant agrees that, to the extent not prohibited by law, Landlord and its officers, agents, servants and employees shall not be liable for any damage either to person or property or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereof becoming out or repair, or due to the happening of any accident or event in or about the Building, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly (but not exclusively) to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers and plumbing fixtures, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or any freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof.

     Without limitation of any other provisions hereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord of and from all liability to third parties arising out of the acts of Tenant and its servants, agents, employees, contractors, suppliers and workmen or invitees,

     13. NONWAIVER. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Subject to the rights of Landlord in Paragraph 16, no receipt of moneys by Landlord from Tenant after the termination of this Lease will in any way after the length of the Term or of Tenant's right to possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any rent due, and the payment said rent shall not waive or affect said notice, suit or judgment.

     14. CONDEMNATION. If the whole or any part of the Building shall be taken or condemned for any public or quasi-public use or purpose, the Term, at the option of Landlord, shall end upon the date when the possession of the part so taken shall be required for such use or purpose and Landlord shall be entitled to receive the entire award without any payment to Tenant. Rent shall be apportioned as of the date of such termination.

     15. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed (i) assign this Lease or any interest hereunder; (ii) permit any assignment of this Lease by operation of law; (iii) sublet the Premises or any part thereof; (iv) permit the use of the Premises by any parties other than Tenant, its agents and employees. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. Tenant shall give Landlord written notice of any proposed assignment or subleasing, which notice shall contain the proposed principal terms thereof, and upon receipt of such notice, Landlord shall have the option to cancel the Lease in the case of a proposed assignment or a proposed subleasing of all of the Premises, or if Tenant proposes to sublease less than all of the Premises, to cancel the Lease with respect to the portion to be subleased, in which latter event the Base Rent and Additional Rent shall be adjusted on a pro rata square foot of rentable area basis. The foregoing option to cancel shall not apply in the case of a proposed sublease of all or a portion of the Premises to an affiliate corporation under the same control (as hereinafter defined) as Tenant. If Landlord wishes to exercise such option to cancel, Landlord shall, within fifteen (15) days after Landlord's receipt of such notice from Tenant, send to Tenant a notice so stating and in such notice Landlord shall specify the date as of which such cancellation is effective, which date shall be not less than thirty (30) and not more than ninety (90) days after the date on which Landlord sends such notice. If Landlord does not elect to cancel, as aforesaid, or if Landlord does not have an option to cancel, Landlord agrees not to unreasonably withhold or delay its consent to any proposed assignment or subletting if the proposed assignee or sublessee (in Landlord's commercially reasonable judgment) has a financial condition sufficient to meet the obligations of this Lease and agrees to use the Premises consistent with the Occupancy provisions of this Lease or for other purposes satisfactory to Landlord. Further, in the event of a proposed subletting, Tenant and the proposed sublessee shall use a form sublease agreement reasonably agreed to by Landlord. No assignment of this Lease shall be effective unless the assignee shall execute an appropriate instrument assuming all of the obligations of Tenant hereunder and unless Tenant acknowledges therein its continued liability under this Lease. In addition, Tenant shall pay to Landlord any reasonable attorneys fees and expenses incurred by Landlord in connection with any proposed assignment or subleasing, not to exceed $1,000.00 in each instance, whether or not Landlord consents to such assignment or subleasing. In no event shall the proposed subtenant or assignee be (i) an existing tenant of the Building or its subtenant or assignee, or (ii) a person or entity with whom Landlord or its agent is negotiating and to or from whom Landlord, or its agent, has given or received a written proposal within the past two (2) months. Any public advertisement or canvassing for a proposed assignment or subletting shall be subject to the prior approval in writing by Landlord, and any such advertisement shall not include the rate for which Tenant is willing to sublet the space.

     Notwithstanding anything to the contrary in this Section, if Tenant at any time during the Term of this Lease is a closely-held corporation and if during the Term of this Lease, the ownership of the shares of stock which constitute control of Tenant changes other than by reason of gift or death, Tenant shall notify Landlord of such change which shall be treated as an assignment to a Tenant affiliate. A change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of shareholders of less than fifty (50%) percent of the stock outstanding as of the date of execution of this Lease by Tenant shall not be considered a change of control.

     Notwithstanding anything contained to the contrary in this Lease, Tenant may assign this Lease to its parent corporation, affiliate or to any wholly-owned subsidiary corporation of Tenant without obtaining the prior written consent of Landlord, provided that the following conditions are met:

     I. Any such assignee shall remain the parent of Tenant, or a wholly-owned subsidiary corporation of Tenant, as the case may be.

     II. The net worth of such assignee shall be not less than Tenant's net worth prior to such assignment or at the time of the execution of this Lease, whichever shall be greater;

     III. Tenant shall have given Landlord thirty (30) days prior notice of such assignment;

     IV. Tenant shall not be in default under any of the provisions of this Lease at the time of such assignment; and

     V. The assignee furnishes Landlord at least thirty (30) days prior to the effective date of said assignment a written instrument satisfactory to Landlord agreeing to assume and be bound by all of the conditions, obligations and agreements contained in this Lease.

     Notwithstanding any such assignment, the Tenant (assignor) shall remain fully and primarily liable for the performance of all conditions, obligations and agreements of Tenant under this Lease.

     16. SURRENDER OF POSSESSION. Upon the expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall at once surrender the Premises to Landlord in good order, repair and condition, ordinary wear excepted, and remove all of its property therefrom, and if such possession is not immediately surrendered Landlord may forthwith re-enter the Premises and repossess itself thereof and remove all persons and effects therefrom, using such force as may be necessary, without being deemed guilty of any manner of trespass, eviction or forcible entry or detainer and without thereby relinquishing any right given to Landlord hereunder or by the operation of law. Without limiting the generality of the foregoing, Tenant agrees to remove at the termination of the Term or of its right of possession the following items of property: office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises, and such (but only such) alterations, improvements, additions and wiring or cabling as may be requested by Landlord, and Tenant shall pay to Landlord upon demand the cost of repairing any damage caused by any such removal. If Tenant shall fail or refuse to remove any such property from the Premises, Tenant shall be conclusively presumed to have abandoned same, and title thereof shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord may at its option accept the title to such property or at Tenant's expense may (i) remove the same or any part in any manner that Landlord shall choose, and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

     17. HOLDING OVER. Tenant shall pay to Landlord one hundred fifty percent (150%) of the Base Rent set forth in Paragraph 1 hereof and any appropriate Additional Rent then applicable (the "Holdover Rate") for each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the termination of the Term or Tenant's right of possession, whether by lapse of time or otherwise, and also shall pay all damages sustained by Landlord on account thereof. The provisions of this paragraph shall not be deemed to limit any rights of Landlord. At the option of Landlord, expressed in a written notice to Tenant and not otherwise, such holding over shall constitute either (i) a month-to-month tenancy upon the then applicable terms and conditions set forth herein, or (ii) a tenancy at sufferance, or (iii) a renewal of this Lease for a period of one (1) year at the Base Rent and Additional Rent as would be applicable for such year. If no such notice is served, then a tenancy at sufferance shall be deemed created at the Holdover Rate.

     18. ESTOPPEL CERTIFICATE. The Tenant agrees from time to time upon not less than ten (10) days prior request by Landlord or by any Lender which is the holder of a lien against the Land or Building ("Lender"), the Tenant or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full in force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (ii) the dates to which the rent and other charges have been paid; (iii) that the Landlord is not in default under any provision of this Lease, or, if any default, the nature thereof in detail; and (iv) to such other matters pertaining to this Lease as Landlord reasonably requires. If Tenant fails to deliver such statement within the ten day period referred to above, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact coupled with an interest and in its name, place and stead so to do.

     19. SUBORDINATION AND ATTORNMENT. Tenant hereby agrees that this Lease shall automatically be subject and subordinate to (i) any indenture of mortgage or deed of trust that may hereafter be placed upon the Building on the land and to all renewals, replacements and extensions thereof, and to all amounts secured thereby, except to the extent that any such indenture of mortgage or deed of trust provides otherwise, and (ii) any ground or underlying lease. Tenant shall at Landlord's or any Lender's or any prospective Lender's request execute such further instruments or assurances as Landlord or any Lender or any prospective Lender may reasonably deem necessary to evidence the subordination of this Lease to the lien of any such indenture or mortgage or deed of trust or to any such ground or underlying lease or to acknowledge that this Lease is superior to such lien, as the case may be.

     Should any prospective mortgage or ground lessor require any modification of this Lease, which modification(s) will not cause an increased cost, expense or obligation to Tenant or in any other way materially and adversely change the rights and obligations of Tenant or Landlord hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to promptly execute and deliver whatever documents are required therefor.

     Notwithstanding anything to the contrary contained herein, Tenant shall not be required to subordinate to a mortgage that is entered into after the date of this Lease unless Tenant is furnished with a non-disturbance agreement from the lender on the lender's standard form or in a form which is otherwise acceptable to the lender, provided furnishing such non-disturbance agreement shall not be a condition to Tenant's subordination to the mortgage if Tenant is in default.

     Tenant shall, in the event of a sale or assignment of Landlord's interest in the Land, the Building, or this Lease, or if the Land or the Building comes into the hands of a Lender, ground lessor or any other person whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, deed-in-lieu of foreclosure, termination of the ground lease, or otherwise, attorn to the purchaser or such Lender or other person and recognize the same as Landlord hereunder. Tenant shall execute, at the request of Landlord, such purchaser, Lender, or such other person entitled to the attornment by Tenant under this paragraph, any attornment agreement required by such person to be executed, and containing such provisions as such mortgage, ground lessor or other person requires.

     Notwithstanding anything to the contrary contained herein, Tenant shall not be required to subordinate to a mortgage that is entered into after the date of this Lease unless Tenant is furnished with a non-disturbance agreement from the lender on the lender's standard form or in a form which is otherwise acceptable to the lender, provided furnishing such non-disturbance agreement shall not be a condition to Tenant's subordination to the mortgage if Tenant is in default.

     20. CERTAIN RIGHT RESERVED BY LANDLORD. Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

     (a) To change the street address,

     (b) To install, affix and maintain any and all signs on the exterior and on the interior of the Building,

     (c) To decorate or to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors of the Building and to interrupt or temporarily suspend services and facilities, all without affecting any of Tenant's obligations hereunder.

     (d) To furnish door keys for doors in the Premises at the commencement of the Lease. To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix additional locks on doors without the prior written consent of Landlord. Notwithstanding the provisions for Landlord's access to Premises, Tenant relieves the Landlord of all responsibility arising out of theft, robbery, pilferage. Upon the expiration of the Term or Lessee's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.


     (e) To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building (so as not to exceed the legal live load), and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such time and in such manner as Landlord shall direct in writing. Tenant shall not install, operate or store any machinery, equipment, mechanical devices, goods, articles or merchandise which may be dangerous to persons or property or which may damage or injure the Premises. Tenant shall not install, operate or store any machinery, equipment, mechanical devices, goods, articles or merchandise which are of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Movements of Tenant's property into or out of the Building within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building.

     (f) To close the Building after regular working hours and on Saturdays, Sundays and legal holidays subject, however, to Tenant's right to admittance to the Premises under such regulations as Landlord may prescribe from time to time, which may include but shall not be limited to, a requirement that persons entering or leaving the Building identify themselves to a guard or watchman by registration or otherwise and establish their right to enter or leave the Building. Such regulations may include, but shall not be limited to, the requiring of identification from Tenant, Tenant's employees, agents, clients, customers, invitees, visitors and guests.

     (g) To establish controls for the purposes of regulating all property and packages (both personal and otherwise) to be moved into or out of the Building and Premises.

     (h) To regulate delivery and service of supplies in order to ensure the cleanliness and security of the Premises and to avoid congestion of the loading dock and receiving area.

     (i) To show the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term and if vacated or abandoned, to show the Premises at any time and to prepare the Premises for re-occupancy.

     (j) To erect, use and maintain ducts, conduits, pipes, lines, wiring, drains and flues, and appurtenances thereto, in and through the Premises at reasonable locations.

     21. RULES AND REGULATIONS. Tenant agrees for itself, its employees, agents, clients, customers, invitees, visitors, and guests, to comply with the current Rules and Regulations (a copy of which is attached hereto) for the Building as the same may from time to time be reasonably modified or supplemented by Landlord. Tenant agrees that Landlord shall not have any duty to Tenant to require other tenants to comply with such Rules and Regulations and Tenant's obligations under this Lease shall not be altered or reduced by reason of Landlord's failure so to do.

     22. LANDLORD'S REMEDIES. If default shall be made in the payment of the rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for five (5) days after due, or if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such shall continue for fifteen (15) days after written notice to Tenant, or if a default involves a hazardous condition or an insurance obligation and is not cured by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within sixty (60) days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within sixty (60) days from the date of his appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, or if Tenant shall abandon or vacate the Premises during the Term, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, with or without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein.

     (a) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the value of the rent provided to be paid by Tenant for the balance of the original Term, less the fair rental value of the Premises for said period, and any other sum of money and damages owed by Tenant to Landlord. Should the fair rental value exceed the value of the rent provided to be paid by Tenant for the balance or the original Term of the Lease, Landlord shall have no obligation to pay to Tenant the excess or any part thereof.

     (b) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations, or additions in or to the Premises that may be necessary or convenient. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for the balance of its original Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all repairs, changes, alterations and additions and the leasing commissions and other expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease. Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgement in favor of Landlord.

     23. EXPENSES OF ENFORCEMENT. The non-prevailing party shall pay upon demand all reasonable costs, charges and expenses including courts costs and the reasonable fees of counsel, agents, and others retained incurred in enforcing the obligations hereunder or incurred in any litigation, negotiation or transaction in which one party causes the other without the other's fault to become involved or concerned, excluding any negotiations to extend or renew this Lease.

     24. MISCELLANEOUS.

     (a) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

     (b) All payments becoming due under this Lease and remaining unpaid when due will be subject to a Three Hundred and 00/100 Dollars ($300.00) late charge and shall bear interest until paid at the annual rate of three (3%) percent in excess of the Corporate base rate then announced from time to time by BANK ONE/J.P. MORGAN or its successor unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

     (c) The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require shall in all cases be assumed as though in each case fully expressed.

     (d) Each of the provisions of this Lease shall extend to and shall, as the case may require, bind and inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, legal representative, successors and assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Paragraph 15 hereof.

     (e) Except as otherwise provided, all of the representations and obligations of Landlord are contained herein and in the attached Workletter, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

     (f) Submissions of this instrument for examination shall not bind Landlord in any manner, and no Lease or obligation of Landlord shall arise until this instrument is signed by Landlord and Tenant and delivery is made to each.

     (g) No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     (h) At any time hereafter, Landlord may (upon [60] days prior notice) substitute for the Premises other premises in the Building (herein referred to as the "New Premises") provided that the New Premises shall be similar to the Premises in the area and usable for Tenant's purposes; and if Tenant is already in occupancy of the Premises, then in addition Landlord shall pay the expenses of Tenant's moving from the Premises to the New Premises (including the cost of moving Tenant's telephone equipment and the cost of new stationary) and for improving the New Premises so that they are substantially similar to the Premises. Such move shall be made during evenings, weekends, or otherwise so as to incur the lease inconvenience to Tenant.

     (i) Tenant acknowledges that landlord has the right to transfer its interest in the Land and Building and in this Lease, and Tenant agrees that in the event of any such transfer Landlord shall automatically be released (subject to Paragraph 27(e) hereof) from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder.

     (j) The captions of paragraphs are for convenience only and shall not be deemed to limit construe, affect or alter the meaning of such paragraphs.

     (k) Tenant represents and warrants that it is currently in good standing and authorized to do business in the State of Illinois, and Tenant covenants that it shall remain so during the entire Term.

     (l) Intentionally deleted.

     25. WAIVER OF NOTICE. Except as provided in Paragraph 22 hereof, Tenant, to the extent not prohibited by law, hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of rent or for possession and waives the service of any other notice or demand as Landlord may be required to make by statute, ordinance or by order or decree of any court or by any other governmental authority.

     26. NOTICES. All notices to be given under this Lease shall be in writing and delivered personally or deposited in the United States mails, certified or registered mail with return receipt requested, postage prepaid, addressed as follows:

     (a)  If to Landlord:          55 E. JACKSON LLC
                                   c/o Marc Realty
                                   55 E. Jackson Blvd., Suite 500
                                   Chicago, IL 60604

     or such other person at such other address designated by notice sent to Tenant and after occupancy of the Premises by Tenant to the address to which rent is payable.

     (b)  if to Tenant:            ASSET ACCEPTANCE, LLC
                                   28405 Van Dyke Avenue
                                   Warren, MI 48359
                                   Attention: Facilities Manager

          With a copy delivered to:

                                   Asset Acceptance LLC
                                   28405 Van Dyke Avenue
                                   Warren, MI 48359
                                   Attention: General Counsel

     or to such other address designated by Tenant in a notice to Landlord.

     A copy of all notice under this Lease will be given to each Lender which has supplied Tenant with such Lender's address.

     A notice by mail shall be deemed to have been given two (2) days after deposit in the United States mail as aforesaid.

     27. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution hereof, the sum of Forty Thousand and 00/100 Dollars ($40,000.00), (hereinafter referred to as "Collateral"), as security for the prompt, full and faithful performance of all obligations of Tenant hereunder.

     (a) If Tenant fails to perform any of its material obligations hereunder, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (i) any sum or other sums of money which Tenant may not have paid when due, (ii) any sum expended which Landlord or Tenant's behalf in accordance with the provisions of this Lease, or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Paragraph 22. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten
(10) days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Collateral to its original amount.

     (b) In no event shall the Collateral by deemed to be an advance of payment of rent.

     (c) Landlord shall have no obligation to pay any interest on the Collateral.

     (d) If the Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant without interest after the expiration of the Term or upon any later date after which Tenant has vacated the premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, or of the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Collateral. In such event, upon the return of the Collateral, or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this Paragraph 27 or otherwise with respect to the Collateral.

     (e) Tenant acknowledges that Landlord has the right to transfer its interest in the Land and Building and in this Lease and Tenant agrees that in the event of any such transfer, Landlord shall have the right to transfer the Collateral to the transferee. Upon the delivery by Landlord to Tenant of such transferee's written acknowledgement of its receipt of such Collateral, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Collateral and Tenant agrees to look solely to such transferee for the return of the Collateral.

     (f) The Collateral shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.

     (g) Provided that as of the date that Tenant has paid to Landlord its twenty-fourth (24th) installment of monthly Base Rent (i) Tenant is not then in default of any of the terms and conditions of this Lease and this Lease is then in full force and effect; and (ii) Tenant has, through such date, timely paid all Base Rent and Additional Rent when due, then Landlord shall return $20,000.00 of the Collateral to Tenant in the form of a credit against Base Rent next due.

     28. REAL ESTATE BROKER. The parties represent that they have dealt only with CB RICHARD ELLIS and SIGNATURE ASSOCIATES ONCOR/US EQUITIES, as Tenant's broker, in connection with this Lease, and that insofar as the Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith.

     29. COVENANT OF QUIET ENJOYMENT. The Landlord covenants that the Tenant, on paying the Base Rent, applicable Additional Rent, charges for services and other payments herein reserved, and, on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of the Tenant to be kept, observed, and performed, shall during the Term; peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions, and agreements hereof.

     30.  CORPORATE GUARANTY. Intentionally deleted.

     31.  RIGHT OF SECOND REFUSAL.

     (a) Tenant shall have a one time right of refusal on the terms and conditions hereinafter set forth with respect to the vacant Refusal Space (as hereinafter defined). If Landlord receives a bona fide written offer from a prospective tenant, or delivers to a prospective tenant a written offer or proposal (any such offer or proposal being hereinafter referred to as an "Offer"), for a new lease of any of the vacant Refusal Space for a term commencing during the Term of this Lease, and the existing holder of the right of first refusal (the "First Holder") fails to exercise its rights thereto, Landlord shall give notice thereof to Tenant, which notice shall be accompanied by a copy of the Offer. Landlord may not lease the Refusal Space or any portion thereof to any party other than the First Holder without first giving such a notice, which right of second refusal is subordinate to any option or other right of first refusal given to existing tenants in the Building. Each Offer shall include, at a minimum, the location and rentable area of the space to be leased, the commencement date of the term of the proposed lease, the lease term, the tenant improvement allowance and the Rent. Tenant may elect to lease so much of the Refusal Space as is described in such Offer by giving notice of such election to Landlord within five (5) business days following Tenant's receipt of such notice from Landlord. If Tenant fails to give such notice within such five
(5) business day period, Landlord may lease the space described in such Offer, on the terms set forth in such Offer (except for minor changes in terms which do not, on reasonable projections, reduce the total of rent and other payments by so much as 5% per annum), to the prospective tenant from whom such Offer was received or to whom such Offer was delivered.

     (b) If Tenant elects to lease space pursuant to subparagraph (a), then such space shall be included in the Premises as of the commencement date set forth in the Offer, upon all of the terms, conditions and provisions of this Lease except as follows:

          (i) The lease of such space shall commence on such commencement date and expire concurrently with the Term;

          (ii)      The Rent for such space shall be as set forth in the Offer;

          (iii) Exhibit A shall be modified to include a floor plan of the space;

          (iv) The total number of rentable square feet in the Premises shall be increased by the number of rentable square feet in such space and Tenant's Proportionate Share shall increase accordingly;

          (v) Such space shall be leased on an "as is" basis except Landlord shall provide Tenant a Tenant Improvement Allowance comparable to that contained in the Offer, subject to a proportionate downward adjustment in the event the lease term set forth in the Offer exceeds Tenant's then remaining Term; and

          (vi) The Base Year for Operating Expenses and real estate taxes paid for such space for purposes of Additional Rent due hereunder shall be as contained in the Offer.

     (c) Following each exercise by Tenant of its right to lease the Refusal Space, Landlord and Tenant shall, within thirty (30) days after request of Landlord, enter into a written supplement to this Lease confirming the terms and conditions applicable to the Refusal Space or such portion thereof as determined in accordance herewith.

     (d) "Refusal Space" shall mean approximately 5,989 square feet of vacant space known as Suite 2010 and shall be subject to any option or other right of first refusal previously given to any other tenant in the Building.

     32. OPTION TO RENEW. Provided that (i) this Lease is in full force and effect, (ii) Tenant is in possession of the Premises, and (iii) Tenant is not in default under any of the terms conditions and obligations of this Lease, Tenant shall have the option to renew the term of this Lease for one additional period of five (5) years ("Option Period"). Said Option Period shall commence on the day following the expiration date of the Term ("Option Commencement Date") and terminate five (5) years thereafter ("Option Expiration Date"). The tenancy resulting from the exercise of said option shall be on the same terms and conditions as set forth in this Lease, except that monthly Base Rent during the Option Period shall be as set forth below. Said Option Period may be exercised only upon written notice thereof which must be received by Landlord at least two hundred seventy (270) days prior to the expiration date of the original Term.

     Monthly Base Rent during the Option Period shall be recalculated and shall initially be the then "fair market rental value for the Premises" and shall escalate three (3%) percent per year. For the purposes hereof, the "fair market rental value of the Premises" shall be determined as follows: For a period of thirty (30) days after Tenant's notice exercising its option to extend, Landlord and Tenant shall attempt to agree on the fair market rental value. If the parties are able to agree, the monthly Base Rent during the Option Period shall be such agreed upon fair market rental value. However, if Landlord and Tenant are unable to, or fail to agree upon such fair market rental value for the Option Period on or before such thirty (30) day period, the fair market rental value shall be determined by one (1) Rent Appraiser (as defined below) designated by Landlord and approved by Tenant, within ten (10) days following the expiration of such thirty (30) days period. If Landlord and Tenant so agree on a Rent Appraiser, such Rent Appraiser shall then make the determination of fair market rental value within thirty (30) days thereafter. If Landlord and Tenant do not agree on such Rent Appraiser selected by the Landlord, then Tenant shall select a Rent Appraiser within ten (10) days thereafter and the two Rent Appraisers shall determine the fair market rental value. If the determination by the two Rent Appraisers differs by less than ten (10%) percent, the arithmetic average of the two determinations shall be the fair market rental for the purpose of the above calculation. If the two determinations differ by more than ten (10%) percent, then the two Rent appraisers shall select a third Rent Appraiser who shall make the determination of the fair market value for the purpose of the above calculation. Rent Appraiser shall be an independent real estate appraiser or broker who shall have substantial professional experience in the appraisal and/or leasing of comparable space in the Chicago area and who shall be in all respects impartial and disinterested. Any and all fees charged by each Rent Appraiser shall be split equally between Landlord and Tenant. Notwithstanding anything contained to the contrary, in no event shall the monthly Base Rent and Additional Rent for the first year of said Option Period be less than the monthly Base Rent and Additional Rent during the preceding twelve (12) month period prior to the commencement of the Option Period.

     If Tenant fails to exercise this option during the period when said option is available, or if this Lease is no longer in full force and effect for any reason, this option shall be void. Upon the expiration of the Option Period, Tenant shall have no further option to extend the Term of this Lease.

     33. PARKING. Throughout the Term of the lease, Landlord shall use commercially reasonable efforts to make available, and Tenant may take and pay for four (4) unreserved parking permits allowing access to four (4) unreserved spaces in the Garage. Tenant shall pay Landlord's quoted monthly contract rate (as set from time to time) for each unreserved parking permit taken by Tenant.

Notwithstanding the foregoing, the parking rate during the first 12 months of the Term shall not exceed $200.00 per space per month.

     34. WAIVER OF JURY TRIAL AND COUNTERCLAIM. Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by Landlord on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or any proceedings for nonpayment of any rent. Tenant will not interpose any counterclaim (except compulsory counterclaims) of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by the Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed as of the day and year first above written.




LANDLORD:                                  TENANT:

55 E. JACKSON LLC                          ASSET ACCEPTANCE LLC,
an Illinois limited liability company      a Delaware limited liability company





By: /s/ Lawrence Weiner                    By:  /s/ Nathaniel F. Bradley IV
       ______________________________              ____________________________
               Manager                                     Manager

                             RULES AND REGULATIONS

     1. The sidewalks, entrances, passages, concourses, ramps, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or used by Tenant or the employees, agents, servants, visitors or business of Tenant for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

     2. No awnings, air-conditioning units, fans or other projections shall be attached to the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises or Building, without the prior written consent of Landlord. All curtains, blinds, shades, screens or other fixtures must be of a quality type, design and color, and attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be fluorescent, of a quality, type, design and bulb color approved by Landlord unless the prior consent of Landlord has been obtained for other lamping.

     3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs on doors and the directory shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a standard size, color and style acceptable to Landlord.

     4. The exterior windows and doors that reflect or admit light and air into the Premises or halls, passageways or other public places in the Building, shall not be covered or obstructed by any Tenant, nor shall any articles be placed on the windowsills. No showcases or other articles shall be put in front or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any HVAC supply or exhaust equipment without the prior written consent of Landlord.

     5. The electrical and mechanical closets, water and wash closets, drinking fountains and other plumbing and electrical and mechanical fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

     6. No portion of the Premises or the Building shall be used or occupied at any time for manufacturing, for the storage of merchandise for the sale of merchandise, goods or property of any kind at auction or otherwise or as a sleeping or lodging quarters.

     7. Tenant, any Tenant's servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible, caustic, poisonous or explosive fluid, chemical or substance.

     8. Tenant, any Tenant's servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any weapons including but not limited to handguns, rifles and knives.

     9. No bicycles, vehicles or animals of any kind (other than a seeing eye dog for a blind person), shall be brought into or kept by any Tenant in or about the Premises or the Building.

     10. Tenant shall not use or occupy or permit any portion of the Premises to be used or occupied as an office for a public stenographer or typist, offset printing, or for the possession, storage, manufacture or sale of liquor, drugs, tobacco in any form or as a barber or manicure shop, an employment bureau, a labor office, a doctor or dentist's office, a dance or music studio, any type of school, or for any use other than those specifically granted in the lease. Tenant shall not engage or pay any employees on the Premises, except those actually working for such Tenant on said Premises, and Tenant shall not advertise for labor giving an address at said Premises.

     11. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. In no event shall Tenant, without the prior written consent of Landlord, use the name of the Building or use pictures or illustrations of the Building.

     12. Any person in the Building will be subject to identification by employees and agents of Landlord. All persons in or entering Building shall be required to comply with the security policies of the Building. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss, or damage. Landlord shall not be responsible for the theft, loss, or damage of any property.

     13. No additional locks or bolts of any kind shall be placed on any door in the Building or the Premises and no lock on any other door therein shall be changed or altered in any respect without the written consent of Landlord. Landlord shall furnish two keys for each lock on exterior doors to the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. All keys, including keys to storerooms and bathrooms, shall be returned to Landlord upon termination of this Lease. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times, and left locked when the Premises are not in use.

     14. Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation, or accident in the Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

     15. Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions except in connection with its own business and not as a service for others, without Landlord's prior permission.

     16. No freight, furniture or bulky matter of any description will be received into the Building or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only upon having been scheduled at least two
(2) working days prior to the date on which such service is required. Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

     17. Tenants, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time or place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Buildings.

     18. Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Building, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Building without Landlord's prior written approval.

     19. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, insurance requirements and building rules and regulations and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

     20. Tenant shall not serve, nor permit the serving of alcoholic beverages in the Premises unless Tenant shall have procured Host Liquor Liability insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord as an additional insured.

     21. The requirements of Tenant will be attended to only upon written application at the Office of the Building. Employees shall not perform any work or do anything outside of the regular duties unless under special instructions from the Office of the Building.

     22. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

     23. Except as otherwise explicitly permitted in its Lease, Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine or permit the delivery of any food or beverage to the Premises, except by such persons delivering the same shall be approved by Landlord.

     24. Tenant shall at all times keep the Premises neat and orderly.

     25. Tenant, its servants, employees, customers, invitees and guests shall, when using the parking facilities in and around the building, observe and obey all signs regarding fire lanes, handicapped and no parking, or otherwise regulated parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in violation of a posted regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibilities for any damage to or loss of vehicles.

     26. Tenants, and the employees, agents, servants, visitors or licensees of Tenant shall, at all times, conduct themselves in a businesslike manner.

     27. Tenant shall not allow and shall use its best efforts to prevent its employees, customers, or invitees from loitering in the common areas of the Building or from disturbing, in any manner, the business operations of any other tenant of the Building.

     28. In accordance with the Illinois Indoor Clean Air Act, no smoking is permitted in the common areas, bathrooms, elevators, stairwells, corridors and vestibules or within twenty (20) feet of any of the Building's entrances or exits.


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
                                55 E. JACKSON LLC


                                   WORKLETTER


Gentlemen:

     This is the Workletter referred to in the foregoing Lease (the "Lease") wherein you ("Tenant") lease certain space from 55 E. JACKSON LLC, ("Landlord") in the Office Building at 55 East Jackson Boulevard in Chicago, Illinois. The words "Premises," "Building," and "Term" as used herein shall have the respective meanings assigned to them in the Lease.

     Landlord and Tenant agree as follows:

     1.   WORK

     Landlord, at Landlord's sole cost and expense ("Tenant Improvement cost"), using Building standard materials and workmanship, shall do the things in the Premises (hereinafter called the "Work",) which are provided for in Space Plan Exhibit "A" attached hereto. Tenant shall be responsible for the cost of any changes made to the Space Plan or any additional work added after the date of approval of the Space Plan by Landlord. Subject to the provisions of the Lease and to the provision of this Workletter, Landlord shall proceed diligently to cause the Work to be substantially completed without unreasonable delay. Tenant Improvement Costs shall be defined to include all design fees (including but not limited to space planning fees, design fees, engineering fees), construction labor and materials, furnishing and installing a sprinkler loop servicing the 16th Floor, removing, transporting, disposing the existing ACM above the ceiling and performing all remediation, monitoring, and/or cleanup necessary or advisable to remediate any damage to property or the environment as a result of the presence of such above ceiling ACM, all in accordance with the O&M Program and all applicable environmental laws, codes, ordinances and governmental regulations currently in effect, and the industry standards for construction contractor's overhead and fees. Tenant Improvement Costs shall not include furniture or equipment of any kind (including telecommunications equipment). Tenant shall reimburse Landlord for any monies expended by Landlord pursuant to this Paragraph for the cost of any work outside of the scope of the approved work, and such amounts must be paid by the Tenant to Landlord within ten (10) days after Landlord sending Tenant written demand for same.

     2.   ADDITIONAL WORK

     If Tenant wishes, Landlord, prior to the commencement of the Term to do any construction, decorating or similar things in the Premises in addition to the Work to be performed by Landlord pursuant to Paragraph 1 hereof, (the "Additional Work".) Tenant may, at its expense, submit drawings and specifications for the Additional Work (the "Additional Plans"), to Landlord for its approval. Landlord shall have no duty to approve the same or to do or permit any Additional Work and shall not be deemed to have done so unless it approves the same in writing or agrees in writing to do or permit such Additional Work. If Landlord agrees to do so, it shall submit to Tenant estimates of the cost thereof. Within seven (7) days after receipt of such estimate, Tenant shall either direct Landlord in writing to do the Additional Work at Tenant's cost or Tenant shall be deemed to have abandoned its request for such Additional Work. Tenant agrees to pay to Landlord within ten (10) days after receipt of bills therefore (which bills may be rendered by Landlord from time to time during the course of such Additional Work or any time) the cost of all such Additional Work (without regard to whether such cost exceeds the estimates furnished).

     It is understood that any additions or alterations to the Premises desired by Tenant after the commencement of the Term shall be subject to the provisions of Paragraph 8 of the Lease.





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
     3.   SUBSTITUTIONS AND CREDITS

     Tenant may select other available materials in place of Building Standard materials (which are defined as those materials designated by Landlord, at its option, for general use in the Building) provided that such selection is approved in writing by Landlord and that such other materials constitute a "substitution in kind" as hereinafter described. Landlord shall have no duty to approve any proposed substitution. Tenant agrees to pay to Landlord within ten
(10) days after receipt of bills therefor (which bills may be rendered by Landlord from time to time during the course of the Work or any time) an amount equal to the excess of the Landlord's cost for acquiring and installing such substituted materials over the cost which Landlord would have incurred in acquiring and installing the Building Standard materials that were replaced thereby. Credit shall be granted only to the extent of substitutions in kind. For example, a lighting fixture credit may be applied only against the cost of another lighting fixture and an electrical outlet credit may not be applied against the cost of bank screen partitions.

     4.   ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM

     Landlord, at Landlord's discretion, may permit Tenant and Tenant's agents, suppliers, contractors and workmen to enter the Premises prior to the commencement of the Term to enable Tenant to install carpeting or do such other things as may be required by Tenant to make the Premises ready for Tenant's occupancy. Tenant agrees that if such permission is granted Tenant and its agents, contractors, workmen, and suppliers and their activities in the Premises and Building will not interfere with or delay the completion of the Work or Additional Work to be done by Landlord and will not interfere with other activities of Landlord or occupants of Building. Landlord shall have the right to withdraw such permission upon twenty-four (24) hours written notice to Tenant if Landlord determines that any such interference or delay has been or may be caused. Tenant agrees that any such entry into the Premises shall be at Tenant's own risk and Landlord shall not be liable in any way for any death or injury to any person and for any injury, loss or damage which may occur to any of Tenant's property or installation made in the Premises and Tenant agrees to protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers or work men in or about the Premises or Building.




LANDLORD:                                  TENANT:


55 E. JACKSON LLC                          ASSET ACCEPTANCE LLC,
an Illinois limited liability company      a Delaware limited liability company





By: /s/ Lawrence Weiner                    By: /s/Nathaniel F. Bradley IV
   -----------------------------------        ----------------------------------
        Manager                                   Manager







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